UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2006

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 333-67232

11-3618510
(I.R.S. Employer Identification Number)

Britannia House, 960 High Road
London N12 9RY, United Kingdom
(Address of principal executive offices) (Zip Code)

011.44.8451087777
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 24, 2006, Xfone, Inc. (the “Registrant”) filed a Current Report on Form 8-K with respect to a proposed public offering of convertible bonds in Israel. The bonds are convertible at a fixed price, which is in excess of the current market price. In connection with the public offering, the Company filed a preliminary prospectus with the Israel Securities Authority and the Tel Aviv Stock Exchange, which under Israeli law is a confidential filing. However, the underwriters intend to circulate the preliminary prospectus to certain potential institutional investors in Israel. In addition to information with respect to the offering itself which is subject to change and accordingly is not being filed now, the preliminary prospectus contains certain disclosure which may be set forth in a different manner to the manner it is disclosed in its U.S. public filings. Although the Registrant believes that all material information with respect to the Registrant is appropriately on file with the U.S. Securities Exchange Commission, in the interests of full disclosure and compliance with Regulation FD, the Registrant desires to file certain sections of the preliminary prospectus with the U.S. Securities Exchange Commission in this Form 8-K. These sections are hereby filed as exhibit 99.1 - “Disclosure Items” under item 9.01.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the Registrant’s securities.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

99.1	Disclosure Items

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: August 30, 2006	By:	/s/ Guy Nissenson
President and Chief Executive Officer